October 28, 2026

Bridge Builder Trust

12555 Manchester Road

Saint Louis, Missouri 63131

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 66 to the Registration

Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-187194)

Ladies and Gentlemen:

We have acted as counsel to the Bridge Builder Trust (the “Trust”), a Delaware statutory trust, in connection with the above-referenced registration statement (the “Registration Statement”), which relates to the units of beneficial interest, without par value, of the Trust’s Bridge Builder Core Bond Fund, Bridge Builder Core Plus Bond Fund, Bridge Builder Municipal Bond Fund, Bridge Builder Municipal High-Income Bond Fund, Bridge Builder Large Cap Growth Fund, Bridge Builder Large Cap Value Fund, Bridge Builder Mid Cap Fund (formerly, Bridge Builder Small/Mid Cap Growth Fund), Bridge Builder Small Cap Fund (formerly, Bridge Builder Small/Mid Cap Value Fund), Bridge Builder International Equity Fund, Bridge Builder Tax Managed Large Cap Fund, Bridge Builder Tax Managed Small/Mid Cap Fund, Bridge Builder Tax Managed International Equity Fund, Bridge Builder Transition Fund I, Bridge Builder Transition Fund II and Bridge Builder Transition Fund III (collectively, the “Shares”). This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 66 to the Registration Statement (the “Amendment”) filed on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a)	a certificate of the State of Delaware as to the existence and good standing of the Trust;

(b)

the Agreement and Declaration of Trust, dated January 10, 2013, as amended September 8, 2021 (the “Declaration of Trust”) and Amended and Restated Bylaws, dated May 22, 2013, as amended September 8, 2021 (the “Bylaws”) for the Trust;

(c)

a certificate executed by Nidhi McGurn, Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration of Trust and Bylaws, and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

(d)	a printer’s proof of the Amendment.

Morgan, Lewis & Bockius LLP

2222 Market Street
Philadelphia, PA 19103-3007 United States	+1.215.963.5000 +1.215.963.5001

Bridge Builder Trust

October 28, 2026

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies of, all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the SEC, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP